UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2008

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2008, Hewitt Associates, Inc. filed a Report on Form 8-K to report that effective October 1, 2008, Eric Fiedler and Yvan Legris would become Co-Presidents of Hewitt’s Consulting segment. The Report omitted a summary of the compensation arrangements for Messrs. Fiedler and Legris as the arrangements had not yet been determined. This Amendment No 1 to Report on Form 8-K summarizes the compensation arrangements for Messrs Fiedler and Legris.

Mr. Fiedler will receive an annual salary of $450,000, his bonus target will be 70% of salary and he will receive a grant of 10,000 shares of restricted stock vesting in equal annual installments over a four year period. The Company will pay Mr. Fiedler’s relocation expenses and a housing allowance and reimburse him for travel between Lincolnshire, Illinois, and Shanghai, China. Mr. Legris will receive an annual salary of £325,000 British Pounds or approximately US $569,823, his bonus target will be 70% of salary and he will receive a grant of 10,000 shares of restricted stock vesting in equal annual installments over a four year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Steven J. Kyono, Senior Vice
President, General Counsel and Corporate Secretary

Date: October 3, 2008